UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2005

THE CORPORATE EXECUTIVE BOARD COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-24799 (Commission File Number)	52-2056410 (IRS Employer Identification No.)

2000 Pennsylvania Avenue, NW Suite 6000, Washington, DC (Address of Principal Executive Offices)	20006 (Zip Code)

(202) 777-5000
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

In a press release on February 1, 2005, The Corporate Executive Board Company (the “Company”) announced and commented on its financial results for the fourth quarter and fiscal year ended December 31, 2004, announced an increase in the Company’s quarterly dividend and share repurchase authorization and provided a financial outlook for fiscal 2005. A copy of the Company’s press release is attached hereto and furnished as Exhibit 99.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Change of Directors and Principal Officer Positions

On January 31, 2005, the Company announced that, in connection with the Board actions in paragraph (c) below, James J. McGonigle shall cease to serve as Chief Executive Officer as of and after July 1, 2005.

(c) Appointment of Principal Officers

On January 31, 2005, the Company’s Board of Directors appointed Thomas L. Monahan as Chief Executive Officer of the Company effective as of July 1, 2005. Mr. Monahan, age 38, has been a director of the Company since June 2001. Prior to becoming General Manager in January 2001, Mr. Monahan was Executive Director, Research, from November 1998.

On January 31, 2005, the Company’s Board of Directors appointed James J. McGonigle as Executive Chairman of the Company effective as of July 1, 2005. Mr. McGonigle, age 41, has been the Chairman of the Board since March 2001 and Chief Executive Officer and director since July 1998. From October 1997 until July 1998, Mr. McGonigle was General Manager. Mr. McGonigle serves as a Director of FactSet, an on-line investment research service.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	The Corporate Executive Board Company’s press release for fourth quarter earnings, increases in the quarterly dividend and share repurchase authorization, election of Thomas L. Monahan as Chief Executive Officer, and election of James J. McGonigle as Executive Chairman

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Corporate Executive Board Company

By: /s/ Timothy R. Yost

Timothy R. Yost
Chief Financial Officer

Date: February 3, 2005

Exhibit Index

Exhibit No.	Description
99.1	The Corporate Executive Board Company’s press release for fourth quarter earning, increases in the quarterly dividend and share repurchase authorization, election of Thomas L. Monahan as Chief Executive Officer, and election of James J. McGonigle as Executive Chairman